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                                                                    EXHIBIT 16








                                  May 16, 2000



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated May 16, 2000, of Community Bancshares, Inc. and are in agreement with the statements contained therein.


                                Very truly yours,

                                /s/ Dudley, Hopton-Jones, Sims & Freeman PLLP

                                Dudley, Hopton-Jones, Sims & Freeman PLLP